APPENDIX A

TO THE EAGLE MUTUAL FUNDS
MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

Eagle Capital Appreciation Fund - Class A, Class C, Class I, Class R3, Class R5 and Class R6 shares

Eagle Growth & Income Fund - Class A, Class C, Class I, Class R3, Class R5 and Class R6 shares

Eagle Series Trust:
Eagle International Equity Fund -Class A, Class C, Class I, Class R3, Class R5 and Class R6 shares
Eagle International Stock Fund - Class A, Class C, Class I, Class R3, Class R5 and Class R6 shares
Eagle Investment Grade Bond Fund - Class A, Class C, Class I, Class R3, Class R5 and Class R6 shares
Eagle Mid Cap Growth Fund - Class A, Class C, Class I, Class R3, Class R5 and Class R6 shares
Eagle Mid Cap Stock Fund - Class A, Class C, Class I, Class R3, Class R5 and Class R6 shares
Eagle Small Cap Growth Fund - Class A, Class C, Class I, Class R3, Class R5 and Class R6 shares
Eagle Small Cap Stock Fund - Class A, Class C, Class I, Class R3, Class R5 and Class R6 shares
Eagle Smaller Company Fund - Class A, Class C, Class I, Class R3, Class R5 and Class R6 shares
Eagle Tax-Exempt Bond Fund - Class A, Class C, Class I, Class R3, Class R5 and Class R6 shares

Dated: November 16, 2012